EXHIBIT 24.1

POWER OF ATTORNEY

        The undersigned directors and/or officers of Washington Mutual, Inc., a Washington corporation ("Washington Mutual"), hereby authorize and appoint Fay L. Chapman and William A. Longbrake, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person individually and in each capacity stated below, and to file with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, any and all post-effective amendments to Form S-8 Registration Statement Nos. 333-69503 and 33-86840.

        IN WITNESS WHEREOF, the undersigned directors and/or officers have executed this Power of Attorney on the 18th day of June, 2002.

Signature	Title
/s/ KERRY K. KILLINGER Kerry K. Killinger	Chairman, President and Chief Executive Officer (Principal Executive Officer)
/s/ WILLIAM A. LONGBRAKE William A. Longbrake	Vice Chair, Enterprise Risk Management and Chief Financial Officer (Principal Financial Officer)
/s/ ROBERT H. MILES Robert H. Miles	Senior Vice President and Controller (Principal Accounting Officer)
/s/ DOUGLAS P. BEIGHLE Douglas P. Beighle	Director
David Bonderman	Director
/s/ J. TAYLOR CRANDALL J. Taylor Crandall	Director
/s/ ANNE V. FARRELL Anne V. Farrell	Director
/s/ STEPHEN E. FRANK Stephen E. Frank	Director
Enrique Hernandez, Jr.	Director
/s/ PHILLIP D. MATTHEWS Phillip D. Matthews	Director
/s/ MICHAEL K. MURPHY Michael K. Murphy	Director
/s/ MARGARET OSMER-MCQUADE Margaret Osmer-McQuade	Director
/s/ MARY E. PUGH Mary E. Pugh	Director

/s/ WILLIAM G. REED, JR. William G. Reed, Jr.	Director
/s/ ELIZABETH A. SANDERS Elizabeth A. Sanders	Director
/s/ WILLIAM D. SCHULTE William D. Schulte	Director
/s/ JAMES H. STEVER James H. Stever	Director
/s/ WILLIS B. WOOD, JR. Willis B. Wood, Jr.	Director